Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

99¢ ONLY STORES,
a California corporation

Effective January 13, 2012

i

4.2	Meetings and Action of Committees	12

ARTICLE V OFFICERS

5.1	Officers	12
5.2	Election of Officers	12
5.3	Subordinate Officers	12
5.4	Removal and Resignation of Officers	12
5.5	Vacancies in Offices	12
5.6	Chairman of the Board	13
5.7	Chief Executive Officer	13
5.8	President	13
5.9	Vice Presidents	13
5.10	Secretary	13
5.11	Chief Financial Officer	14

ARTICLE VI INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS		14

6.1	Indemnification of Directors	14
6.2	Indemnification of Others	14
6.3	Payment of Expenses in Advance	15
6.4	Indemnity Not Exclusive	15
6.5	Insurance Indemnification	15
6.6	Conflicts	15
6.7	Indemnity Agreements	15
6.8	Amendment, Repeal or Modification	15

ARTICLE VII RECORDS AND REPORTS		16

7.1	Maintenance and Inspection of Share Register	16
7.2	Maintenance and Inspection of Bylaws	16
7.3	Maintenance and Inspection of Other Corporate Records	16
7.4	Inspection by Directors	17
7.5	Annual Report to Shareholders; Waiver	17
7.6	Financial Statements	17
7.7	Representation of Shares of Other Corporations	18

ARTICLE VIII GENERAL MATTERS		18

8.1	Record Date for Purposes Other than Notice and Voting	18
8.2	Checks, Drafts, Evidences of Indebtedness	18
8.3	Corporate Contracts and Instruments; How Executed	18
8.4	Certificates for Shares	19
8.5	Lost Certificates	19
8.6	Construction; Definitions	19

ii

ARTICLE IX AMENDMENTS		20

9.1	Amendment by Shareholders	20
9.2	Amendment by Directors	20
9.3	Record of Amendments	20

ARTICLE X MISCELLANEOUS		21

10.1	Amendments to GCL	21
10.2	Stockholders Agreement	21

iii

AMENDED AND RESTATED BYLAWS

OF

99¢ ONLY STORES

(hereinafter called the “Corporation”)

ARTICLE I
CORPORATE OFFICES

1.1             Principal Office.  The board of directors of the Corporation (the “Board”) shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California.  The Board is hereby granted full power and authority to change the location of the principal executive office of the Corporation from one location to another.  If the principal executive office is located outside of California and the Corporation has one or more business offices in California, then the Board shall fix and designate a principal business office in the State of California.

1.2             Other Offices.  The Board may at any time establish branch or subordinate offices at any place or places.

ARTICLE II
MEETINGS OF SHAREHOLDERS

2.1             Place of Meetings.  Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board.  In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the Corporation or at any place consented to in writing by all persons entitled to vote at such meeting, given before or after the meeting and filed with the secretary of the Corporation.

2.2             Annual Meetings.  The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board.  At each annual meeting, directors shall be elected, and any other proper business may be transacted.

2.3             Special Meetings.  A special meeting of the shareholders may be called at any time, subject to the provisions of Sections 2.5 and 2.6 of this Article II by the Board, the chairman of the Board, the chief executive officer, or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at such meeting or such additional persons as provided in the articles of incorporation or these bylaws.

If a special meeting is called by anyone other than the Board or the chairman of the Board or the chief executive officer, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by other means of written communication to the chairman of the Board, the chief executive officer, the president, any vice president or the secretary of the Corporation.  The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 2.5 and 2.6 of these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as such time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request.  If the notice is not given within twenty (20) days after receipt of the request, then the person or persons requesting the meeting may give the notice.  Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board may be held.

2.4             Meeting by Electronic Transmission.  A meeting of the shareholders may be conducted, in whole or in part, by electronic transmission by and to the Corporation or by electronic video screen communication provided:  (i) the Corporation implements reasonable measures to provide shareholders an opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting concurrently with those proceedings, and (ii) if any shareholder votes or takes other action at the meeting by means of electronic transmission to the Corporation or electronic video screen communication, a record of that vote or action is maintained by the Corporation.  If such electronic meetings are authorized, a shareholder that attends via electronic transmission by and to the Corporation or electronic video screen communication shall be deemed present as if that shareholder had attended the meeting in person or by proxy.  Unless all shareholders otherwise consent, any request by a corporation to a shareholder for consent to conduct a meeting of shareholders by electronic transmission by and to the Corporation, shall include a notice that, absent consent of the shareholder, the meeting shall also be held at a physical location in accordance with Section 2.1 of this Article II.  Nothing in this Section 2.4 shall limit or restrict a shareholder’s right to notice of a meeting as provided in this Article II.

2.5             Notice of Shareholders’ Meetings.  All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 2.6 of these bylaws not less than ten (10) (or, if sent by third-class mail pursuant to Section 2.6 of these bylaws, thirty (30)) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat.  The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted and no business other than that specified in the notice may be transacted or (ii) in the case of the annual meeting, those matters which the Board, at the time of giving the notice, intends to present for action by the shareholders, but subject to the provisions of the next paragraph of this Section 2.5 any proper matter may be presented at the meeting for such action.  The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board intends to present for election.

If action is proposed to be taken at any shareholders’ meeting for approval of (i) a contract or transaction of the Corporation in which a director has a material financial interest, pursuant to Section 310 of the General Corporation Law of the State of California (the “GCL”), (ii) an amendment of the articles of incorporation, pursuant to Section 902 of the GCL, (iii) a reorganization of the Corporation, pursuant to Section 1201 of the GCL, (iv) a voluntary dissolution of the Corporation, pursuant to Section 1900 of the GCL, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the GCL, then the notice shall also state the general nature of that proposal.

2.6             Manner of Giving Notice; Affidavit of Notice.  Written notice of any meeting of shareholders shall be given either (i) personally or (ii) by first-class mail or (iii) by electronic transmission by the Corporation (as defined below) or (iv) by third-class mail but only if the Corporation has outstanding shares held of record by five hundred (500) or more persons (determined as provided in Section 605 of the GCL) on the record date for the shareholders’ meeting, or (v) by facsimile or other means of written communication.  Notices not personally delivered shall be sent with charges prepaid and shall be addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice.  If no such address appears on the Corporation’s books or is given, notice shall be deemed to have been given if sent to such shareholder by mail or facsimile or other means of written communication to the Corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where such office is located.  Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by electronic transmission by the Corporation or by other means of written communication.

If any notice (or any report referenced in Article VII of these bylaws) not sent by electronic transmission by the Corporation addressed to a shareholder at the address of that shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice or such report to the other shareholders.

If the Corporation is unable to deliver two consecutive notices to the shareholder by electronic transmission or the inability to so deliver a notice to the shareholder becomes known to the secretary, any assistant secretary, the transfer agent or any other person responsible for giving of the notice, then such shareholder shall be deemed to have revoked consent to the use of such means of transmission for communications.

An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting, executed by the secretary, assistant secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice.

2.7             Quorum.  The presence in person or by proxy of the holders of a majority of the shares entitled to vote constitutes a quorum for the transaction of business at all meetings of shareholders.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

2.8             Adjourned Meeting; Notice.  Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy.  In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 2.7 of these bylaws.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken.  However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than forty-five (45) days from the date set for the original meeting, then notice of the adjourned meeting shall be given.  Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.5 and 2.6 of these bylaws.  At any adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

2.9             Voting.  The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.12 of these bylaws, subject to the provisions of Sections 702 through 704 of the GCL (relating to voting shares held by a fiduciary, in the name of a corporation or in joint ownership).

The shareholders’ vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder at the meeting and before the voting has begun.  Should a ballot vote be taken, an electronic transmission to the Corporation may serve as the ballot of any shareholder participating by electronic transmission.

Except as provided in the last paragraph of this Section 2.9, or as may be otherwise provided in the articles of incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the shareholders.  Any shareholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares which the shareholder is entitled to vote.

If a quorum is present, the affirmative vote of the majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or a vote by classes is required by the GCL or by the articles of incorporation.

At a shareholders’ meeting at which directors are to be elected, a shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) if the candidates’ names have been placed in nomination prior to commencement of the voting and the shareholder has given notice prior to commencement of the voting of the shareholder’s intention to cumulate votes.  If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination either (i) by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are normally entitled or (ii) by distributing the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit.  The candidates receiving the highest number of affirmative votes of shares entitled to be voted for them, up to the number of directors to be elected, shall be elected; votes against any candidate and votes withheld shall have no legal effect.

2.10           Validation of Meetings; Waiver of Notice; Consent.  The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as if they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof.  The waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.5 of these bylaws, the waiver of notice or consent or approval shall state the general nature of the proposal.  All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the GCL to be included in the notice of the meeting but not so included, if such objection is expressly made at the meeting.

2.11           Shareholder Action by Written Consent Without a Meeting.  Any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors.  However, a director may be elected at any time to fill any vacancy on the Board, provided that it was not created by removal of a director and that it has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

All such consents shall be maintained in the corporate records.  Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxy holders, may revoke the consent by a writing received by the secretary of the Corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

If the consents of all shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such shareholders has not been received, then the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting.  Such notice shall be given to those shareholders entitled to vote who have not consented in writing and shall be given in the manner specified in Section 2.6 of these bylaws.  In the case of approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the GCL, (ii) indemnification of a corporate “agent,” pursuant to Section 317 of the GCL, (iii) a reorganization of the Corporation, pursuant to Section 1201 of the GCL, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the GCL, the notice shall be given at least ten (10) days before the consummation of any action authorized by such approval.

2.12           Record Date for Shareholder Notice; Voting; Giving Consents.  For purposes of determining the shareholders entitled to notice of any meeting or to vote thereat or entitled to give consent to corporate action without a meeting, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in such event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the GCL.

If the Board does not so fix a record date:

  (a)           the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

  (b)           the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action by the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating to such action, or the sixtieth (60th) day before the date of such other action, whichever is later.

The record date for any other purpose shall be as provided in Article VIII of these bylaws.

2.13           Proxies.  Every person entitled to vote shares for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the Corporation.  A proxy shall be deemed signed if the shareholder’s name or other authorization is placed on the proxy (whether by manual signature, typewriting, facsimile or any other means of written transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact.  A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) the person who executed the proxy revokes it prior to the time of voting by delivering a writing to the Corporation stating that the proxy is revoked or by executing a subsequent proxy and presenting it to the meeting or by voting in person at the meeting, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy.  The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the GCL.

2.14           Inspectors of Election.  Before any meeting of shareholders, the Board may appoint an inspector or inspectors of election to act at the meeting or its adjournment.  If no inspector of election is so appointed, or if any persons so appointed fail to appear or refuse to act, then the chair of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint an inspector or inspectors of election (or persons to replace those who fail to appear or refuse to act) to act at the meeting.  The number of inspectors shall be either one (1) or three (3).  If inspectors are appointed at a meeting pursuant to the request of one (1) or more shareholders or proxies, then the holders of a majority of shares represented in person or by proxy at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed.

Such inspectors shall:

  (a)            determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

  (b)            receive votes, ballots or consents;

  (c)            hear and determine all challenges and questions in any way arising in connection with the right to vote;

  (d)            count and tabulate all votes or consents;

  (e)            determine when the polls shall close;

  (f)             determine the result; and

  (g)            do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III
DIRECTORS

3.1             Powers.  Subject to the provisions of the GCL and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

3.2             Number of Directors.  The number of directors of the Corporation shall be not less than six (6) nor more than twelve (12).  The exact number of directors shall be fixed, within the limits specified above, by a resolution fixing such exact number, duly adopted by the Board or by the shareholders.  Changing such maximum or minimum number of directors, or changing to a fixed board from a variable board or vice versa, may only be effected by a duly adopted amendment to the articles of incorporation or by an amendment to these bylaws duly adopted by the affirmative vote or written consent of holders of a majority of the outstanding shares entitled to vote (including separate class votes, if so required by the GCL or the articles of incorporation); provided, however, that an amendment to the articles of incorporation or these bylaws reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote thereon.  No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3             Election and Term of Office of Directors.  Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting.  Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

3.4             Resignation and Vacancies.  Any director may resign effective on giving written notice to the chairman of the Board, the chief executive officer, the president, the secretary or the Board, unless the notice specifies a later time for such resignation to become effective.  If the resignation of a director is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

Unless otherwise provided by these bylaws or the articles of incorporation, vacancies in the Board may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum), or by the unanimous written consent of all shares entitled to vote thereon.  Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

A vacancy or vacancies in the Board shall be deemed to exist (i) in the event of the death, resignation or removal of any director, (ii) if the Board by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (iii) if the authorized number of directors is increased or (iv) if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be elected at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election other than to fill a vacancy created by removal, if by written consent, shall require the consent of the holders of a majority of the outstanding shares entitled to vote thereon.

3.5             Removal.  i)  Any or all of the directors may be removed from office without cause if the removal is approved by the outstanding shares, subject to the following: (i) no director may be removed (unless the entire Board is removed) when the votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected; and (ii) when by the provisions of the articles of incorporation the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

  (b)           Any reduction of the authorized number of directors or amendment reducing the number of classes of directors does not remove any director prior to the expiration of the director’s term of office.

  (c)           Except as provided in this Section 3.5 and Sections 302 and 304 of the GCL, a director may not be removed prior to the expiration of the director’s term of office.

3.6             Place of Meetings; Meetings by Telephone and Electronic Meetings.  Regular meetings of the Board may be held at any place within or outside the State of California that has been designated from time to time by resolution of the Board.  In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation.  Special meetings of the Board may be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.

Any meeting, regular or special, may be held by conference telephone, electronic video screen communication, or electronic transmission by and to the Corporation; and all such directors shall be deemed to be present in person at the meeting so long as each director can hear each other in the case of meetings by conference telephone or electronic video screen communication, or can communicate with all other members concurrently in the case of meetings by electronic transmission by and to the Corporation.

3.7             Regular Meetings.  Regular meetings of the Board may be held without notice if the times of such meetings are fixed by the Board.

3.8             Special Meetings; Notice.  Special meetings of the Board for any purpose or purposes may be called at any time by the chairman or co-chairmen of the Board, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or any two directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone or by electronic transmission by the Corporation or sent by first-class mail, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Corporation.  If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting.  If the notice is delivered personally or by telephone or by electronic transmission by the Corporation, it shall be delivered personally or by telephone or by electronic transmission by the Corporation at least forty-eight (48) hours before the time of the holding of the meeting.  Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.  The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

3.9             Quorum.  A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.11 of these bylaws.  Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board, subject to the provisions of Section 310 of the GCL (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the GCL (as to appointment of committees), Section 317(e) of the GCL (as to indemnification of directors), the articles of incorporation and other applicable law.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.10           Waiver of Notice.  Notice of a meeting need not be given to any director (i) who provides a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors.  All such waivers, consents and approvals shall be filed with the corporate records or made part of the minutes of the meeting.  A waiver of notice need not specify the purpose of any regular or special meeting of the Board.

3.11           Adjournment.  A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

3.12           Notice of Adjournment.  Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours.  If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.8 of these bylaws, to the directors who were not present at the time of the adjournment.

3.13           Board Action by Written Consent Without a Meeting.  Any action required or permitted to be taken by the Board may be taken without a meeting, provided that all members of the Board individually or collectively consent in writing to that action.  Such action by written consent shall have the same force and effect as a unanimous vote of the Board.  Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the Board.

3.14           Fees and Compensation of Directors.  Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board.  This Section 3.14 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

3.15           Approval of Loans to Officers.  The Corporation may, upon the approval of the Board alone, make loans of money or property to, or guarantee the obligations of, any officer of the Corporation or its parent or subsidiary, whether or not a director, or adopt an employee benefit plan or plans authorizing such loans or guaranties provided that (i) the Board determines that such a loan or guaranty or plan may reasonably be expected to benefit the Corporation, (ii) the Corporation has outstanding shares held of record by one hundred (100) or more persons (determined as provided in Section 605 of the GCL) on the date of approval by the Board, and (iii) the approval of the Board is by a vote sufficient without counting the vote of any interested director or directors.

ARTICLE IV
COMMITTEES

4.1             Committees of Directors.  The Board may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board.  The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.  The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors.  Any committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:

  (a)            the approval of any action which, under the GCL, also requires shareholders’ approval or approval of the outstanding shares;

  (b)            the filling of vacancies on the Board or in any committee;

  (c)            the fixing of compensation of the directors for serving on the Board or any committee;

  (d)            the amendment or repeal of these bylaws or the adoption of new bylaws;

  (e)            the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

  (f)             a distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board; or

  (g)            the appointment of any other committees of the Board or the members of such committees.

4.2             Meetings and Action of Committees.  Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.6 (place of meetings), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment), Section 3.12 (notice of adjournment) and Section 3.13 (action without meeting), with such changes in the context of such bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.  The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V
OFFICERS

5.1             Officers.  The officers of the Corporation shall be a chief executive officer, a president, a secretary and a chief financial officer.  The Corporation may also have, at the discretion of the Board, a chairman of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws.  Any number of offices may be held by the same person.

5.2             Election of Officers.  The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these bylaws, shall be chosen by the Board, subject to the rights, if any, of an officer under any contract of employment.

5.3             Subordinate Officers.  The Board may appoint, or may empower the chief executive officer to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

5.4             Removal and Resignation of Officers.  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the Board or, except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5             Vacancies in Offices.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

5.6             Chairman of the Board.  The chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to the chairman by the Board or as may be prescribed by these bylaws.  If there is no chief executive officer, then the chairman of the Board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.

5.7             Chief Executive Officer.  Subject to such supervisory powers, if any, as may be given by the Board to the chairman of the Board, if there be such an officer, the chief executive officer of the Corporation shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Corporation.  The chief executive officer shall preside at all meetings of the shareholders and, in the absence or nonexistence of a chairman of the Board, at all meetings of the Board.  The chief executive officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board or these bylaws.

5.8             President.  In the absence or disability of the chief executive officer, the president shall perform all the duties of the chief executive officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer. The president shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board, the chief executive officer or these bylaws.

5.9             Vice Presidents.  In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a vice president designated by the Board, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president.  The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these bylaws, the chief executive officer, the president or the chairman of the Board.

5.10           Secretary.  The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders.  The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board required to be given by law or by these bylaws.  The secretary shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these bylaws.

5.11           Chief Financial Officer.  The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.  The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board.  The chief financial officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the chief executive officer, the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these bylaws.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS,
EMPLOYEES, AND OTHER AGENTS

6.1             Indemnification of Directors.  The Corporation shall, to the maximum extent and in the manner permitted by the GCL, indemnify each of its directors against expenses (as defined in Section 317(a) of the GCL), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the GCL), arising by reason of the fact that such person is or was an agent of the Corporation.  For purposes of this Article VI, a “director” of the Corporation includes any person (i) who is or was a director of the Corporation, (ii) who is or was a director of the Corporation and who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director of a corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.2             Indemnification of Others.  The Corporation shall have the power, to the extent and in the manner permitted by the GCL, to indemnify each of its officers, employees and agents (other than directors) against expenses (as defined in Section 317(a) of the GCL), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the GCL), arising by reason of the fact that such person is or was an agent of the Corporation.  For purposes of this Article VI, an “officer,” “employee” or “agent” of the Corporation (other than a director) includes any person (i) who is or was an officer, employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an officer, employee or agent of a corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.3             Payment of Expenses in Advance.  Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

6.4             Indemnity Not Exclusive.  The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the articles of incorporation.  Any rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

6.5             Insurance Indemnification.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this Article VI.

6.6             Conflicts.  No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

  (a)           that it would be inconsistent with a provision of the articles of incorporation, these bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

  (b)           that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

6.7             Indemnity Agreements.  The Board is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, or any person who was a director, officer, employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation, providing for indemnification rights equivalent to or, if the Board so determines and to the extent permitted by applicable law, greater than, those provided for in this Article VI.

6.8            Amendment, Repeal or Modification.  Any amendment, repeal or modification of any provision of this Article VI shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE VII
RECORDS AND REPORTS

7.1             Maintenance and Inspection of Share Register.  The Corporation shall keep either at its principal executive office or at the office of its transfer agent or registrar (if either be appointed), as determined by resolution of the Board, a record of its shareholders listing the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders of the Corporation who holds at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation or who holds at least one percent (1%) of such voting shares and has filed a Schedule 14A with the United States Securities and Exchange Commission relating to the election of directors, may (i) inspect and copy the record of shareholders’ names, addresses, and shareholdings during usual business hours on five (5) business days’ prior written demand on the Corporation and (ii) obtain from the transfer agent of the Corporation, on written demand and on the tender of such transfer agent’s usual charges for such list, a list of the names and addresses of the shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand.  Such list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) business days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled.

The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate.

Any inspection and copying under this Section 7.1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

7.2             Maintenance and Inspection of Bylaws.  The Corporation shall keep at its principal executive office or, if its principal executive office is not in the State of California, at its principal business office in the State of California the original or a copy of these bylaws as amended to date, which bylaws shall be open to inspection by the shareholders at all reasonable times during office hours.  If the principal executive office of the Corporation is outside the State of California and the Corporation has no principal business office in such state, then the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of these bylaws as amended to date.

7.3             Maintenance and Inspection of Other Corporate Records.  The accounting books and records and the minutes of proceedings of the shareholders, of the Board and of any committee or committees of the Board shall be kept at such place or places as are designated by the Board or, in absence of such designation, at the principal executive office of the Corporation.  The minutes and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate.  The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.  Such rights of inspection shall extend to the records of each subsidiary corporation of the Corporation.

7.4             Inspection by Directors.  Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind, as well as the physical properties of the Corporation and each of its subsidiary corporations.  Such inspection by a director may be made in person or by an agent or attorney.  The right of inspection includes the right to copy and make extracts of documents.

7.5             Annual Report to Shareholders; Waiver.  The Board shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the Corporation.  Such report shall be sent at least fifteen (15) days (or, if sent by third-class mail, thirty-five (35) days) before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 2.6 of these bylaws for giving notice to shareholders of the Corporation.  Any annual or periodic report that is issued may be sent by electronic transmission by the Corporation.

The annual report shall contain (i) a balance sheet as of the end of the fiscal year, (ii) an income statement, (iii) a statement of changes in financial position for the fiscal year and (iv) any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that the statements were prepared without audit from the books and records of the Corporation.

The foregoing requirement of an annual report shall be waived so long as the shares of the Corporation are held by fewer than one hundred (100) holders of record.

7.6             Financial Statements.  If no annual report for the fiscal year has been sent to shareholders, then the Corporation shall, upon the written request of any shareholder made more than one hundred twenty (120) days after the close of such fiscal year, deliver or mail to the person making the request, within thirty (30) days thereafter, a copy of a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year.

If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the Corporation makes a written request to the Corporation for an income statement of the Corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and for a balance sheet of the Corporation as of the end of such period or periods, then the chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail such statement or statements to the person making the request within thirty (30) days after the receipt of the request.  If the Corporation has not sent to the shareholders its annual report for the last fiscal year, the statements referred to in the first paragraph of this Section 7.6 shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Corporation or by the certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation.

7.7             Representation of Shares of Other Corporations.  The chairman of the Board, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this Corporation or any other person authorized by the Board or the chief executive officer, the president or a vice president, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation.  The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VIII
GENERAL MATTERS

8.1             Record Date for Purposes Other than Notice and Voting.  For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the Board may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action.  In such case, only shareholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided in the GCL.

If the Board does not so fix a record date, then the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the applicable resolution or the sixtieth (60th) day before the date of such action, whichever is later.

8.2             Checks, Drafts, Evidences of Indebtedness.  From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse such instruments.

8.3             Corporate Contracts and Instruments; How Executed.  The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.  Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.4             Certificates for Shares.  Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the chairman or vice chairman of the Board or the chief executive officer, the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder.  Any or all of the signatures on the certificate may be provided by facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Notwithstanding the above paragraph, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for the required statements on certificates under Sections 417, 418 and 1302 of the GCL, and as may be required by the California Corporations Commissioner in administering the Corporate Securities Law of 1968, which system (i) has been approved by the United States Securities and Exchange Commission, (ii) is authorized in any statute of the United States or (iii) is in accordance with Division 8 (commencing with Section 8101) of the California Commercial Code.  Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.

8.5             Lost Certificates.  Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and canceled at the same time.  The Board may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the Board may require; the Board may require indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

8.6             Construction; Definitions.  Unless the context requires otherwise, the general provisions, rules of construction and definitions in the GCL shall govern the construction of these bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular and the term “person” includes both a corporation and a natural person.

“electronic transmission by the Corporation” means a communication (i) delivered by (a) facsimile telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, for that recipient on record with the Corporation, (b) posting on an electronic message board or network which the Corporation has designated for those communications, together with a separate notice to the recipient of the posting, which transmission shall be validly delivered upon the later of the posting or delivery of the separate notice thereof, or (c) other means of electronic communication, (ii) to a recipient who has provided an unrevoked consent to the use of those means of transmission for communications under or pursuant to the GCL, and (iii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.  However, an electronic transmission by a corporation to an individual shareholder or member under the GCL is not authorized unless, in addition to satisfying the requirements of this section, the transmission satisfies the requirements applicable to consumer consent to electronic records as set forth in the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001(c)(1)).

“electronic transmission to the Corporation” means a communication (i) delivered by (a) facsimile telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, which the Corporation has provided from time to time to shareholders or members and directors for sending communications to the Corporation, (b) posting on an electronic message board or network which the Corporation has designated for those communications, and which transmission shall be validly delivered upon the posting, or (c) other means of electronic communication, (ii) as to which the Corporation has placed in effect reasonable measures to verify that the sender is the shareholder or member (in person or by proxy) or director purporting to send the transmission, and (iii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

“electronic transmission by and to the Corporation” has the meanings set forth above under the definitions “electronic transmission by the Corporation” and “electronic transmission to the Corporation.”

ARTICLE IX
AMENDMENTS

9.1             Amendment by Shareholders.  New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the articles of incorporation set forth the number of authorized directors of the Corporation, then the authorized number of directors may be changed only by an amendment of the articles of incorporation.

9.2             Amendment by Directors.  Subject to the rights of the shareholders as provided in Section 9.1 of these bylaws, bylaws, other than a bylaw or an amendment of a bylaw changing the authorized number of directors (except to fix the authorized number of directors pursuant to a bylaw providing for a variable number of directors), may be adopted, amended or repealed by the Board.

9.3             Record of Amendments.  Whenever an amendment or new bylaw is adopted, it shall be copied in the book of minutes with the original bylaws.  If any bylaw is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted or written consent was filed, shall be stated in said book.

ARTICLE X
MISCELLANEOUS

10.1           Amendments to GCL.  Reference in these bylaws to any provision of the GCL shall be deemed to include all amendments thereof.

10.2           Stockholders Agreement.  To the extent there is a conflict between these bylaws and the Stockholders Agreement, dated as of January 13, 2012, by and among the Corporation’s parent company, Number Holdings, Inc., a Delaware corporation (“Parent”), and its stockholders party thereto (the “Stockholders Agreement”), the Stockholders Agreement shall control.

CERTIFICATE OF SECRETARY

OF

99¢ ONLY STORES

The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of the Corporation and that the foregoing Amended and Restated Bylaws were adopted as the Bylaws of the Corporation this 13th day of January, 2012.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed my name this 13th day of January, 2012.

By:	/s/ Russell Wolpert
Russell Wolpert, Secretary